EXHIBIT 10
                                SECOND AMENDMENT
                               TO CREDIT AGREEMENT


         This Second Amendment to Credit Agreement dated as of March _____, 1999 by and between Talon Automotive Group, Inc., a Michigan corporation ("TAG"),
Veltri Metal Products Co., a Nova Scotia corporation ("Veltri") (Veltri, called together with TAG, the "Borrowers"), the Banks party hereto, and Comerica Bank, a Michigan banking corporation, as agent for the Banks (in such capacity, "Agent").

         WHEREAS, Borrowers, Agent and the Banks entered into a certain Credit
Agreement dated as of April 28, 1998 and a certain First Amendment to Credit
Agreement dated as of August 31, 1998 (as so amended, the "Agreement"), pursuant to which Borrowers incurred certain indebtedness and obligations and granted the Agent, on behalf of the Banks, certain security for such indebtedness and obligations; and

         WHEREAS, Borrowers, Agent and Banks desire to amend certain provisions of the Agreement on the terms and conditions hereof;

         NOW, THEREFORE, it is agreed:
1.       DEFINITIONS

1.1 Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.
2.       AMENDMENT

2.1 Section 1.12 of the Agreement is hereby amended and restated by replacing the pricing grid set forth therein in its entirety with the following pricing grid:

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                                                  Prime-based Loans
                           Prime-based Loans       denominated in        Eurocurrency-based Loans
                          Denominated in U.S.     Canadian Dollars      and Letter of Credit Fees
    Leverage Ratio              Dollars                                                              Facility Fees
--------------------------------------------------------------------------------------------------------------------

Level I                          1.00%                  2.00%                      2.5%                   .50%
- 6.0
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Level II                         1.00%                  2.00%                     2.25%                   .50%
- 5.5 but < 6.0
--------------------------------------------------------------------------------------------------------------------
Level III                        0.75%                  1.75%                     2.00%                  0.50%

- 5.0 but < 5.5

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
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
Level IV                         0.50%                  1.50%                     1.75%                  0.50%

- 4.5 but <5.0
--------------------------------------------------------------------------------------------------------------------
Level V                          0.25%                  1.25%                     1.55%                  0.45%

- 3.5 but <4.5
--------------------------------------------------------------------------------------------------------------------

            2.2 Section 1.29 of the Agreement is hereby amended and restated in its entirety as follows:

                  "1.29 'EBITDA' shall mean, as of the last day of any fiscal quarter, Net Income plus the aggregate amounts deducted in determining Net Income for such period in respect of taxes based on income, Michigan single business tax, interest expense and depreciation and amortization, all determined in accordance with GAAP determined in the following described manner during the periods mentioned below:

                  (i) with respect to any calculation of EBITDA as of the end of the fiscal quarter of Borrowers ending December 31, 1998 by adding (x) the EBITDA for the rolling four quarter period then ended and (y) in each case, other than for the determination of the Leverage Ratio for the purpose of establishing the Applicable Margin, Four Million Eight Hundred Thousand Dollars ($4,800,000);

                  (ii) with respect to any calculation of EBITDA as of the end of the fiscal quarter of Borrowers ending April 3, 1999 by adding (x) EBITDA for the rolling four quarter period then ended and (y) in each case, other than for the determination of the Leverage Ratio for the purpose of establishing the Applicable Margin, Four Million Eight Hundred Thousand Dollars ($4,800,000);

                  (iii) with respect to any calculation of EBITDA as of the end of the fiscal quarter of Borrowers ending July 3, 1999 by adding (x) EBITDA for the rolling four quarter period then ended and (y) in each case, other than for the determination of the Leverage Ratio for the purpose of establishing the Applicable Margin, Three Million Two Hundred Thousand Dollars ($3,200,000), and

                  (iv) with respect to any subsequent determination thereof, on a rolling four quarter basis,

                  provided, however, solely for the purpose of calculating Leverage Ratio during any four quarter


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

                  period during which a Permitted Acquisition has occurred (x) EBITDA determined for the entity or business acquired in such Permitted Acquisition (without any annualization pursuant to clauses (i) through (iii) above) shall be included in the calculation hereof, as if such Permitted Acquisition occurred on the first day of such four quarter period, and (y) any Permitted Adjustments related to a Permitted Acquisition shall be added back during the rolling four quarter period which includes the date of the Permitted Acquisition."

            2.3 Section 1.31 of the Agreement is hereby amended and restated as follows:

                  "1.31 'EDC Financing' shall mean loans and advances provided to Veltri by the EDC, (i) for the purpose and on the terms described in that certain loan agreement dated as of December 17, 1997, as amended, between the EDC and Veltri ('EDC Honda Financing'), (ii) loans and advances that may hereafter be extended by the EDC to Veltri for the purpose of financing the manufacturer of tooling for the KJ Program ('EDC KJ Program Financing') and (iii) loans and advances that may hereafter be extended by the EDC to Veltri for the purpose of financing the manufacture of tooling for the RS Program ('EDC RS Program Financing')."

            2.4 Section 1.32 of the Agreement is hereby amended and restated in its entirety as follows:

                  "1.32 'EDC Financing Collateral' shall mean with respect to any particular EDC Financing, the rights and interests of Veltri in and to tangible and intangible personal property of the types described on Exhibit J hereto, to the extent arising out of tools, molds, fixtures and dies financed pursuant to the relevant EDC Financing; it being understood that EDC Collateral for each EDC Financing shall be separate, and no EDC Financing shall be cross collateralized with any other EDC Financing."

            2.5 Section 1.60 of the Agreement is hereby amended and restated in its entirety as follows:

                  "1.60 'Interest Expense' shall mean, for any Person, consolidated interest expense plus interest expense on capital lease obligations, capitalized interest, non-cash interest expense (except for capitalized loan financing costs and non-cash interest expense on indebtedness with respect to which no payment of principal is required to be made prior to the Maturity Date in effect at the time of the relevant calculation of Interest Expense), all Facility Fees or other recurring fees associated with this

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

                  Agreement, less interest expense (including capitalized interest expense associated with equipping the KJ Program and the RS Program) associated with Tooling Loans and EDC Financing; provided however, that during the first four quarters ending after the date of this Agreement interest expense (except to the extent attributable to a Person acquired pursuant to a Permitted Acquisition) shall be annualized as if this Agreement and the Senior Subordinated Notes were in effect at all times during the four quarter period of calculation hereof, using actual interest rates and Facility Fee rates in effect as of the Closing Date.

            2.6 The following Section 1.63.1 is hereby added to the Agreement immediately after Section 1.63 of the Agreement:

                  "1.63.1 'KJ Program' shall mean the production by Borrowers, pursuant to a contract with Daimler-Chrysler Motor Company of tooling for production platforms to be utilized in the production of model year 2001.5 Jeep Cherokees."

            2.7 Section 1.72 of the Agreement is hereby amended and restated in its entirety as follows:

                  "1.72 'Leverage Ratio' shall mean, as of any date, the ratio of:

                  (a) an amount equal to the difference between the Borrowers' Indebtedness less a sum equal to (i) the amount of cash and cash equivalents then on hand, plus (ii) the lesser of Fifteen Million Dollars ($15,000,000) or an amount equal to fifty percent (50%) of the then existing Eligible Tooling Invoices, plus (iii) only for the purpose of calculating Borrowers' compliance with subsection (b) of Section 10.4 hereof, the amount of the EDC Financing then outstanding; to

                  (b)      EBITDA."

            2.8 The following Section 1.104.1 is hereby added to the Agreement immediately after Section 1.05 of the agreement:

                  "1.104.1 'RS Program' shall mean the production by Borrowers, pursuant to a contract with Daimler-Chrysler Motor Company, of tooling for production platforms to be used in the production of model year 2000 Chrysler Mini Vans."

            2.9 Section 1.120 of the Agreement is hereby amended and restated in its entirety as follows:


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


                  "1.120   'Tooling   Maximum'   shall  mean   Thirty   Eight
                  Million   Dollars ($38,000,000)."

           2.10 Clause (g) of Section 10.3 of the Agreement is hereby amended and restated in its entirety as follows:

                  "(g) the EDC Financing and EDC Indemnifications to the extent that the obligations thereunder (i) do not exceed Twenty Eight Million Dollars ($28,000,000) and (ii) when added to the Tooling Loans, do not exceed the Tooling Maximum;"

           2.11 Section 10.4 of the Agreement is hereby amended and restated in its entirety as follows:

                  "10.4    Financial Covenants.  Permit:

                  (a)      the Interest Coverage Ratio to be less than:

                           (i) from the date hereof to and including the end of Borrower's third fiscal quarter for Borrowers' 1999 fiscal year: 1.6:1;

                           (ii) thereafter until and including the last day of
                  the second quarter of Borrowers' 2000 fiscal year: 1.75:1;

                           (iii) thereafter to and including the last day of the
                  first quarter of Borrowers' 2001 fiscal year: 1.6:1;

                           (iv) thereafter until the last day of the third
                  fiscal quarter of Borrowers' 2001 fiscal year: 1.75:1; and

                           (v)      at all times thereafter 2.0:1.

                  (b)      the Leverage Ratio to exceed:

                           (i) from the date hereof to and including the last day of the third quarter for Borrowers' 1999 fiscal year: 7.0:1;

                           (ii) thereafter until and including the last day of
                  the second fiscal quarter of Borrowers' 2001 fiscal year:
                  6.5:1;

                           (iii) thereafter until and including the last day of
                  Borrowers' 2001 fiscal year: 5.5:1; and

                           (iv)     at all times thereafter, 5.0:1.

                  (c) the Net Worth to be less than the sum of (i) (x) at all times to and including the last day of Borrower's 1999 fiscal year, negative Eight Million


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

                  Dollars (-$8,000,000) , and (y) at all times thereafter, negative Thirteen Million Dollars (-$13,000,000), plus (ii) fifty percent (50%) of Net Income for each quarter of Borrowers in which Net Income is a positive amount commencing the quarter ended December 31, 1998, plus (iii) one hundred percent (100%) of Net Proceeds of the Initial Public Offering."

           2.12 Exhibit "J" is hereby amended to the Agreement in the form attached as Exhibit "J" hereto.

3.         REPRESENTATIONS

           Borrowers hereby represents and warrants that:

            3.1 Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrowers' powers, have been duly authorized, are not in contravention of law or the terms of Borrowers' Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

            3.2 This Amendment, and the Agreement as amended by this Amendment, and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Amendment or the Agreement, will be valid and binding in accordance with their terms.

            3.3 The continuing representations and warranties of Borrowers set forth in Sections 8.1 through 8.7 and 8.9 through 8.19 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof.

            3.4 The continuing representations and warranties ofBorrowers set forth in Section 8.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to Bank by Borrowers in accordance with Section 9.1 of the Agreement.

            3.5 To the best of Borrowers' knowledge, no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

4. WAIVER

            4.1 This Amendment, when it becomes effective in accordance with Section 5.1 hereof shall constitute the waiver by Agent and the Banks of Borrowers failure to comply with Subsection (c) of Section 10.4 of the Agreement as of the last day of Borrower's 1998 fiscal year.

5. MISCELLANEOUS

            5.1 This Amendment may be executed in as many counterparts as Agent, Banks and Borrowers deem convenient and shall be deemed to be effective upon satisfaction of the following conditions: (a) delivery to Agent of counterparts hereof executed by each of the parties; (b) delivery by Borrowers to Agent, in form and substance satisfactory to Agent and the Banks, of each of the documents and instruments listed on the Checklist attached as Exhibit "A" hereto; and (c) payment by Borrowers to the Agent, for distribution to each Bank executing this Amendment, an amendment and waiver fee in the amount of 20 basis points on each such executing Bank's share of the Revolving Loan Commitment.

            5.2 Borrowers, Agent and the Banks acknowledge and agree that, except as specifically amended and/or waived herein and hereby, all of the terms and conditions of the Agreement and the Loan Documents, remain in full force and effect in accordance with their original terms.

            5.3 Borrowers shall pay all of Agent's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

            5.4 Except as specifically set forth herein, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Agent or the Banks, or of any default or Event of Default whether now existing or hereafter arising.






                            [SIGNATURE PAGE FOLLOWS]

         WITNESS the due execution hereof as of the day and year first above written.


TALON AUTOMOTIVE GROUP, INC.                                VELTRI METAL PRODUCTS CO.


By:                                                         By:
   --------------------------------                            --------------------------------
Its:                                                        Its:
    -------------------------------                             -------------------------------

COMERICA BANK, as Agent and Bank                            LASALLE NATIONAL BANK


By:                                                         By:
   --------------------------------                            --------------------------------
Its:                                                        Its:
    -------------------------------                             -------------------------------

NATIONAL BANK OF CANADA,                                    PARIBAS
  NEW YORK BRANCH

By:                                                         By:
   --------------------------------                            --------------------------------
Its:                                                        Its:
    -------------------------------                             -------------------------------
                                                            And

                                                            By:
                                                               --------------------------------
                                                            Its:
                                                                -------------------------------

MICHIGAN NATIONAL BANK                                      BANK BOSTON, N.A.


By:                                                         By:
   --------------------------------                            --------------------------------
Its:                                                        Its:
    -------------------------------                             -------------------------------

DRESDNER BANK AG NEW YORK and
GRAND CAYMEN BRANCHES

By:
   --------------------------------
Its:
    -------------------------------





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